UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2012

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street	20100
Science Park, POB 455
Carmiel, Israel
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Shareholders of Protalix BioTherapeutics, Inc. (the “Company”) was held on June 17, 2012. Holders of 55.5% of our outstanding shares of common stock entitled to vote as of the record date for the meeting participated in person or by proxy.

The matters voted upon at the meeting are set forth below including the number of votes cast for, number of votes cast against or withheld, as applicable, the number of abstentions, the number of broker non-votes and other applicable votes with respect to each such matter.

(1) Election of Directors

	For	Withheld	Broker Non-Votes
Zeev Bronfeld	39,007,328	543,111	11,407,452
David Aviezer, Ph.D.	39,019,328	531,111	11,407,452
Yoseph Shaaltiel, Ph.D.	36,315,855	3,234,584	11,407,452
Alfred Akirov	36,543,151	3,007,288	11,407,452
Amos Bar Shalev	36,554,651	2,995,788	11,407,452
Yodfat Harel Buchris	36,541,730	3,008,709	11,407,452
Roger D. Kornberg, Ph.D.	39,018,838	531,601	11,407,452
Eyal Sheratzky	39,000,283	550,156	11,407,452

(2) Approval of an amendment to the Protalix BioTherapeutics, Inc. 2006 Stock Incentive Plan to increase the number of shares of common stock available under the plan from 9,741,655 shares to 11,341,655 shares

For	Against	Abstain	Broker Non-Votes
24,467,193	12,755,334	2,327,912	11,407,452

(3) Approval, on a non-binding, advisory basis, the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
33,683,299	575,019	5,292,121	11,407,452

(4) Ratification of appointment of Kesselman & Kesselman

For	Against	Abstain	Broker Non-Votes
50,336,871	161,639	459,381	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.

Date: June 18, 2012	By:	/s/ Yossi Maimon
	Name:	Yossi Maimon
	Title:	Vice President and
Chief Financial Officer